UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2019

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement

On April 15, 2019, Merrimack Pharmaceuticals, Inc. (the “Company”) prepaid in full all principal, accrued and unpaid interest, fees, costs and expenses under the Loan and Security Agreement (the “Loan Agreement”), dated as of July 2, 2018 and as amended to date, by and among the Company, certain subsidiaries of the Company from time to time party thereto, the several banks and other financial institutions or entities from time to time parties thereto (collectively referred to as “Lender”) and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, “Agent”), in an aggregate amount equal to $16,044,375 (the “Payoff Amount”). The Company had previously borrowed $15,000,000 under the Loan Agreement. The Payoff Amount also includes a prepayment penalty of $150,000.

In connection with the payment of the Payoff Amount, the Loan Agreement, all liens or security interests granted to secure the obligations under the Loan Agreement and all guaranties of the obligations under the Loan Agreement terminated.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2019, Sergio L. Santillana, the Chief Medical Officer of the Company, provided notice of his resignation, effective as of April 12, 2019.

In connection with such resignation, on April 15, 2019, the Company entered into a Separation and Release of Claims Agreement (the “Separation Agreement”) with Dr. Santillana. Pursuant to the Separation Agreement, the Company agreed to:

•

commencing on the first regularly scheduled payroll date following June 11, 2019, continue paying Dr. Santillana’s annual base salary of $390,546 for a period of twelve (12) months following June 11, 2019 (the “Severance Period”);

•

continue paying the share of the premium for Dr. Santillana’s health and dental insurance through the end of the Severance Period that it currently pays on behalf of active and similarly situated employees who receive the same type of coverage and/or to otherwise continue to provide to Dr. Santillana during the Severance Period all Company employee benefit plans and arrangements available to the Company’s senior management employees;

•	on June 11, 2019, pay Dr. Santillana a pro-rated bonus of $32,266; and

•	waive any obligations that Dr. Santillana may have regarding the repayment of tuition reimbursements.

The Separation Agreement also includes a release of claims by Dr. Santillana against the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: April 16, 2019	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
General Counsel